Exhibit 10.7

EMPLOYMENT AGREEMENT

          This Agreement (the “Agreement”), dated as of October 12, 2007, is by and among Wave2Wave, Inc., a Delaware corporation (the “W2W”), RNK, Inc. d/b/a RNK Communications, a Massachusetts corporation (“RNK”) and Richard N. Koch (the “Executive”).

Introduction

          Reference is made to the Amended and Restated Stock Purchase Agreement, of even date herewith, by and among W2W, RNK Holding Company, a Massachusetts business trust and sole shareholder of RNK, and the other parties named therein (as modified from time to time, the “Purchase Agreement”). Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement. The execution and delivery of this Agreement is a condition to the consummation of the transactions contemplated by the Purchase Agreement, which transactions are of substantial benefit to the Executive, W2W and RNK.

          The Executive is currently the President of RNK. Following the purchase of RNK pursuant to the Purchase Agreement, RNK desires to retain the services of the Executive pursuant to the terms and conditions set forth herein and the Executive wishes to be employed by RNK on such terms and conditions. The Executive will be a key employee of RNK in a role substantially identical to Executive’s current role at RNK.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1.          Term. RNK shall employ the Executive for a term commencing as of the date hereof and continuing through the period that ends on the first to occur of: (i) December 31, 2009 and (ii) the date the entire balance outstanding under the Notes is paid in full (as the case may be, such term, the “Term”).

          2.          Duties. The Executive will serve as the President of RNK and shall have such powers and duties, consistent with a position of an executive nature, as the Board of Directors of RNK or W2W (collectively, the “Boards”) shall determine from time to time. Without limiting the foregoing, Executive (a) shall be in charge of day-to-day operations of RNK; (b) shall have the authority, in the ordinary course and consistent with past practices, to acquire or dispose of any property or other assets (real or personal, tangible or intangible), negotiate, enter into, perform, terminate, amend, waive, renegotiate, and/or carry out any contracts and agreements of any kind and nature (except for this Agreement, any loan agreement or agreement governing indebtedness of RNK and other contracts between Executive and RNK and its affiliates), or enter into any other transaction (whether payment(s) in connection therewith are in one or more installments) having in each instance a value of up to fifty thousand dollars ($50,000); (c) with the consent of W2W, which consent will not be unreasonably withheld or delayed; hire and dismiss officers and employees of RNK and (d) have such authority and take such other actions as are appropriate to operate the business in the ordinary course consistent with past practices;

provided, however, that, in no event shall Executive take any such action if it would result, directly or indirectly, in (i) an Event of Default (as that term is defined in the Loan and Security Agreement by and among Wave2Wave Communications, Inc., Greystone Business Credit II, L.L.C. and the other parties thereto), or (ii) the acceleration of the maturity of any material indebtedness of RNK (any indebtedness in excess of $500,000 shall be deemed material). The Executive will report to the Boards.

          3.          Board Observer. Executive shall be appointed to be an Observer of the RNK Board and of the Board of Directors of W2W (the “W2W Board”). Executive shall be entitled to receive notices of meetings of each of the Boards concurrently with circulation of such notices among the members of the respective Boards. Executive also shall be entitled to receive copies of any resolutions circulated among members of the respective Boards in preparation for board meetings and/or written action of such Boards, and to observe meetings of the Boards; provided, however, that Executive shall have no voting or other rights in any meetings of the Boards and his signature will not be required in order to give effect to any written action of the Boards or to a waiver of notice of meetings of the Boards. Notwithstanding the foregoing, Executive acknowledges and agrees that (i) as of the date hereof, the Boards are composed of single members and do not hold regular meetings and (ii) the provisions of this section shall not apply if, in the good faith reasonable judgment of the applicable Board, including Executive or providing Executive with such information or notice will be materially detrimental to either W2W or RNK.

          4.          Full Time; Best Efforts. The Executive shall use the Executive’s reasonable best efforts to promote the interests of RNK and shall devote the Executive’s full business time and efforts to its business and affairs. The Executive shall not engage in any other activity which could reasonably be expected to interfere with the performance of the Executive’s duties, services and responsibilities hereunder. Executive may (1) subject to the terms of Section 5.10(i) of the Purchase Agreement, own, directly or indirectly, solely as an investment, securities of any person; or (2) serve on the board of directors or other governing bodies of entities; however, in the event such an entity is engaged in the Business, Executive shall obtain the written consent of RNK (which consent will not be unreasonably withheld or delayed) prior to commencing such service.

          5.          Compensation and Benefits. During the Term, the Executive shall be entitled to compensation and benefits as follows:

                       (a)     Salary. During the Term, the Executive shall receive an annual base salary (as it may be amended pursuant to the terms hereof, the “Annual Base Salary”) of not less than four hundred twenty thousand dollars ($420,000). The Annual Base Salary shall be payable in accordance with RNK’s regular payroll practice for its senior executives, as in effect from time to time. On each of January 1, 2008 and January 1, 2009, the Annual Base Salary then in effect shall increase by at least ten percent (10%). Any increase in the Annual Base Salary shall not limit or reduce any other obligation of RNK under this Agreement. The Annual Base Salary shall not be reduced after any such increase, and the term “Annual Base Salary” shall thereafter refer to the Annual Base Salary as so increased.

                       (b)     Benefits. The Executive shall be entitled to receive fringe benefits that are generally available to RNK’s executive employees from time to time in accordance with the then existing terms and conditions of RNK’s policies. Notwithstanding anything in the foregoing, in all instances, RNK shall provide the Executive with health, dental, and short- and long-term disability insurance policies reasonably comparable to those currently provided by RNK to Executive, the Executive shall receive six (6) weeks of vacation during each calendar year of the Term, and the Executive shall receive reasonable administrative assistance. During the Term, (i) Executive shall be entitled to retain Executive’s office at RNK (ii) and RNK shall provide Executive with T1 communications line to Executive’s residence in Osterville, Massachusetts.

                       (c)     Expenses. The Executive will be entitled to reimbursement of all reasonable expenses incurred in the ordinary course of business on behalf of RNK, subject to the presentation of appropriate documentation and approval by, or in accordance with policies established by, the RNK Board.

          6.          Termination.

                       (a)     General. The Executive’s employment with RNK may be terminated by RNK only with Cause or if Executive becomes Disabled (as such term is defined below) and such Disability has lasted for a period of thirty (30) days during the Term and no reasonable accommodation (as such term is defined in the Americans With Disabilities Act of 1990) is available or can be furnished. The Executive’s employment will terminate in the event of the death of the Executive. The Executive may terminate his employment (a) in the event of the Disability of the Executive; or (b) at any time upon 30 days prior written notice thereof to RNK. If RNK proposes to terminate Executive’s employment hereunder for Cause, RNK will give Executive reasonable prior written notice of termination, will specify in said notice the termination provision of the Agreement and the factual basis upon which the termination action is based and will provide Executive the opportunity to be heard before the RNK Board prior to such termination. In such event, Employee shall be entitled to receive any insurance or other benefits which are or may become payable through termination, but RNK shall not make any other payments after the date of termination under this Employment Agreement.

                       (b)     Definitions. As used herein, the following terms shall have the following meanings:

              “Cause” means that the Executive has (i) engaged in gross negligence, or willful misconduct, resulting in demonstrable harm to the business, finances or reputation of RNK or (ii) been convicted of any felony.

              “Disability” means Employee’s inability to substantially perform his duties and responsibilities of his position by reason of a non-intentionally self-inflicted medical condition, including a mental or physical illness or impairment, as certified by a physician appointed by RNK.

                       (c)     Termination Without Cause. RNK may not terminate the Executive’s employment without Cause.

                       (d)     Survival. The provisions of Sections 7 through 20 of this Agreement shall survive the Term and the termination of the Executive’s employment with RNK, and shall continue thereafter in full force and effect in accordance with their terms.

          7.          Restrictions on RNK and W2W. For purposes of this Agreement, without the prior written approval of Executive, neither RNK nor W2W shall (i) materially adversely change Executive’s functions, duties, authority or compensation; or (ii) assign Executive to a place of employment other than 333 Elm Street, Dedham, Massachusetts.

          8.          W2W Action. W2W shall take any and all corporate actions as the sole stockholder of RNK that are reasonably necessary and appropriate to affect RNK’s and W2W’s compliance with the terms of this Agreement.

          9.          Enforceability, etc. This Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision hereof shall be prohibited or invalid under any such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating or nullifying the remainder of such provision or any other provisions of this Agreement.

          10.        Notices. All notices, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, by e-mail or fax, by United States mail, certified or registered with return receipt requested, or by a nationally recognized overnight courier service, or otherwise actually delivered:

                       (a)     If to the Executive:

[_________________]

[_________________]

[_________________]

with a copy (which shall not constitute notice) to:

Rich May, P.C. 176 Federal Street Boston, MA 02144 Attn: Eric J. Krathwohl, Esq. Tel.: 617.556.3857 Facsimile: 617.556.3889 E-mail:ekrathwohl@richmaylaw.com

                        (b)     If to RNK:

[_________________]

[_________________]

[_________________]

[_________________]

Attn: [____________________]

with a copy to:

and

[_________________]

[_________________]

[_________________]

[_________________]

Attn: [____________________]

          or at such other address as may have been furnished by such person in writing to the other parties. Any such notice, demand or communication shall be deemed given on the date given, if delivered in person, e-mailed or faxed, on the date received, if given by registered or certified mail, return receipt requested or given by overnight delivery service, or three days after the date mailed, if otherwise given by first class mail, postage prepaid.

          11.     Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to its choice of law provisions. Any proceeding arising out of or relating to this Agreement shall be brought in the courts of the Commonwealth of Massachusetts, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Massachusetts. This provision may be filed with any court as written evidence of the knowing and voluntary irrevocable agreement between parties to waive any objections to jurisdiction, venue or convenience of forum.

          12.     Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          13.     Amendments and Waivers. This Agreement may be amended or modified only by a written instrument signed by RNK and the Executive. No waiver of this Agreement or any provision hereof shall be binding upon the party against whom enforcement of such waiver is sought unless it is made in writing and signed by or on behalf of such party. The waiver of a breach of any provision of this Agreement shall not be construed as a waiver or a continuing waiver of the same or any subsequent breach of any provision of this Agreement. No delay or omission in exercising any right under this Agreement shall operate as a waiver of that or any other right.

          14.     Binding Effect. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective heirs, executors and administrators, successors and permitted assigns, except that the rights and obligations of the Executive hereunder are personal and may not be assigned without RNK’s prior written consent.

          15.     Entire Agreement. This Agreement constitutes the final and entire agreement of the parties with respect to the matters covered hereby and replace and supercede all other agreements and understandings relating hereto and to the Executive’s employment.

          16.     Counterparts. This Agreement may be executed in any number of counterparts, including counterpart signature pages or counterpart facsimile signature pages, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          17.     No Conflicting Agreements. The Executive represents and warrants to RNK that the Executive is not a party to or bound by any confidentiality, noncompetition, nonsolicitation, employment, consulting or other agreement or restriction which could conflict with, or be violated by, the performance of the Executive’s duties to RNK or obligations under this Agreement.

          18.     Conflict Waiver; Covenant Not to Seek Disqualification. RNK and W2W acknowledge that Rich May, P.C. has represented RNK in certain past matters involving RNK, and each of RNK and W2W agree that, in connection with this Agreement and the matters addressed hereby, (i) Rich May, P.C. is representing the Executive as an individual and not RNK; and (ii) any conflict of Rich May, P.C. as a result of such representation is hereby waived by RNK and W2W.

          19.     Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

          20.      No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement, this Agreement shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authoring any of the provisions of this Agreement.

          20.      Key Man Insurance. The Executive acknowledges that RNK has purchased insurance on the life of the Executive, the proceeds of which are payable to RNK or an affiliate of RNK. Upon termination or expiration of this Agreement by the parties, at no cost or expense to Executive (except Executive will be responsible for ongoing premium payments), RNK shall assign at the request of Executive, and Executive shall assume, the term life insurance policies insuring the Executive as of the date of this Agreement.

          21.     Executive’s Automobile, Laptop and Mobile Phone. During the Term, RNK shall provide Executive with the use of (i) that certain 2006 Mercedes CLS55 VIN WDDDJ76X06A036307 and pay all lease and insurance payments related thereto (ii) the laptop computer and mobile phone currently used by Executive in the performance of his duties for RNK and pay all expenses related thereto. Upon the termination or expiration of this Agreement, at no cost or expense to Executive (except for any on-going payments), RNK shall assign at the request of Executive, and Executive shall assume, the lease relating to the aforementioned automobile, and (ii) the laptop computer (provided that all RNK and W2W materials are first removed from the computer) and mobile phone, and RNK and Executive shall execute all such instruments, titles and assignments and take all such actions as each shall reasonably request to consummate such assignments and transfers in accordance with the terms hereof.

          22.     Benefits for Third Party Beneficiary. Until November 30, 2007, Joy Tessier shall be an employee of RNK on maternity leave and RNK shall provide Joy Tessier with maternity leave benefits and health, dental, and short- and long-term disability insurance policies reasonably comparable to those listed in Exhibit B during that time. Without limiting the foregoing, Joy Tessier shall have the right and option, exercisable at any time on or before April 1, 2008, to continue her employment with RNK in the same role and on the same terms and conditions as are applicable to Joy Tessier on the date hereof. Upon exercise of the foregoing option, the terms of Joy Tessier’s employment shall be evidenced in a written agreement, in the substantially the same form as this Agreement, except for changes to reflect the foregoing terms and the other terms of this Section 22. Further, on or before April 1, 2008 (or, if Joy Tessier elects to continue employment, at the expiration or termination of any such continued employment), at the written election of and at no cost or expense to Joy Tessier (except for any on-going payments), RNK shall assign at the request of Joy Tessier, and Joy Tessier shall assume, the lease relating to that certain 2007 Mercedes GL450 VIN 4JGBF71E17A273989, and (ii) the laptop computer (provided that all RNK and W2W materials are first removed from the computer) and mobile phone currently used by Joy Tessier in the performance of her duties for RNK, and RNK and Joy Tessier shall execute all such instruments, titles and assignments and take all such actions as each shall reasonably request to consummate such assignments and transfers in accordance with the terms hereof. On or before April 1, 2008 (or, if Joy Tessier elects to continue employment, at the expiration or termination of any such continued employment) and at no cost or expense to Joy Tessier (except Joy Tessier will be responsible for ongoing premium payments), RNK shall assign at the written request of Joy Tessier, and Joy Tessier shall assume, the term life insurance policies insuring Joy Tessier as of the date of this Agreement. The parties agree that Joy Tessier is an express, intended third party beneficiary of this Agreement with the right to enforce the terms of this provision.

[Remainder of Page Intentionally Left Blank]

          This Agreement has been executed and delivered as a sealed instrument as of the date first above written.

WAVE2WAVE, INC.

By:	/s/ Steven Asman

Name: Steven Asman
Title: President

RNK, INC.

By:	/s/ Richard N. Koch

Name: Richard N. Koch
Title: President

/s/ Richard N. Koch

Richard N. Koch